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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): SEPTEMBER 17, 2001

                               EPRISE CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                       0-29319                  04-3179480
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
   of Incorporation)                  File Number)           Identification No.)


           200 Crossing Boulevard, Framingham, MA            01702
      --------------------------------------------------------------------
          (Address of Principal                            (Zip Code)
            Executive Offices)


       Registrant's telephone number, including area code: (508) 661-5200
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ITEM 5.     OTHER EVENTS.

                                                     Filed by Eprise Corporation
                                                            pursuant to Rule 425
                                                under the Securities Act of 1933
                                           Subject Companies: Eprise Corporation
                                                                    divine, inc.
                                                                File No. 0-29319



      Acquisition of Eprise Corporation

      On September 17, 2001, Eprise Corporation, a Delaware corporation ("Eprise"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") by and among divine, inc., a Delaware corporation ("divine"), Eprise, and DI2 Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of divine (the "Merger Sub"), pursuant to which Eprise agreed to be acquired by divine. Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Eprise (the "Merger"), with Eprise to survive the Merger as a wholly-owned subsidiary of divine. In the Merger, each share of Eprise common stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (including any shares that are restricted under the applicable Eprise stock option plans) will be converted into the right to receive 2.4233 shares of divine class A common stock. The ratio of shares of divine class A common stock issuable per share of Eprise common stock is referred to as the "Exchange Ratio".

      In addition, each outstanding option to purchase shares of Eprise common stock (each, an "Eprise Option") with an exercise price that, when divided by the Exchange Ratio, is greater than the closing sale price of divine class A common stock on the trading day immediately prior to the Effective Time, will become exercisable, at an exercise price equal to such closing sale price of divine class A common stock, for a number of shares of divine class A common stock equal to the number of shares of Eprise common stock subject to the Eprise Option. Each outstanding Eprise Option with an exercise price that, when divided by the Exchange Ratio, is less than or equal to the closing sale price of divine class A common stock on the trading day immediately preceding the Effective Time, will become exercisable, at an exercise price equal to the exercise price of the Eprise Option divided by the Exchange Ratio, for a number of shares of divine class A common stock determined by multiplying the number of shares of Eprise common stock subject to such Eprise Option by the Exchange Ratio.

      Pursuant to the Merger Agreement, divine will assume, at the Effective Time, each promise by Eprise to grant stock options in connection with its stock option exchange program, and divine will grant to each such promisee a substitute option to purchase the number of shares of divine class A common stock determined by multiplying the number of shares of Eprise common stock subject to such promise by the Exchange Ratio, at an exercise price equal to the closing sale price of divine class A common stock on the trading day immediately preceding the Effective Time.

      At the Effective Time, each outstanding warrant to purchase shares of Eprise common stock will become a warrant to purchase a number of shares of divine class A common stock at an exercise price as determined in accordance with the terms of such warrant.
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      The Merger is expected to close in the fourth quarter of 2001 or the first quarter of 2002, and is subject to (1) approval by Eprise's stockholders and, if necessary, divine's stockholders, (2) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
(3) the effectiveness of the registration statement on Form S-4 to be filed by divine with the Securities and Exchange Commission relating to the divine shares to be received by Eprise stockholders pursuant to the Merger Agreement, and (4) satisfaction of other customary closing conditions. For more information regarding the terms and conditions of the Merger, including the consideration to be issued to Eprise stockholders, reference is made to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein, and the press release issued by divine and Eprise announcing the Merger, dated September 18, 2001, which is incorporated by reference herein.



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

      The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           EPRISE CORPORATION


September 20, 2001                         By: /s/ Joseph A. Forgione
                                              ----------------------------------
                                           Joseph A. Forgione
                                           President and Chief Executive Officer
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                               Eprise Corporation

                                  Exhibit Index

EXHIBIT NO.                        DESCRIPTION

2.1 Agreement and Plan of Merger dated as of September 17, 2001 among Eprise Corporation, divine, inc., and DI2 Acquisition Company.

99.1                    Press Release of Eprise Corporation and divine, inc.
                        announcing the acquisition of Eprise by divine.

99.2 Agreement, dated September 20, 2001, by Eprise to furnish supplementally to the SEC, upon request, copies of omitted schedules.